Exhibit 10.3

MISSION NEWENERGY LIMITED

EXECUTIVE PERFORMANCE RIGHTS PLAN RULES

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In these rules:

ASX means the ASX Limited (ABN 98 008 624 691).

Board means the board of directors of the Company or committee appointed by the Board for the purposes of the Plan.

Company means Mission NewEnergy Limited (ABN 63 117 065 719).

Eligible Executive means an employee of a Group Company who is declared by the Board to be eligible to receive grants of Performance Rights under the Plan, and whom it is intended will be a senior executive who is able to directly influence the long term success of the Company.

Group Company means the Company, its Subsidiaries and any other entity declared by the Board to be a member of the group for the purposes of the Plan.

Listing Rules means the official Listing Rules of the ASX as they apply to the Company from time to time.

Participant means a person who holds Performance Rights from time to time.

Performance Right means an entitlement to a Share subject to satisfaction of achievement criteria and the corresponding obligation of the Company to provide the Share, pursuant to a binding contract made by the Company and an Eligible Executive in the manner set out in these rules.

Plan means the Mission NewEnergy Limited Executive Performance Rights Plan as set out in these rules, subject to any amendments or additions made under rule 9.

Share means a fully paid ordinary share in the capital of the Company.

Subsidiary has the meaning given in section 9 of the Corporations Act.

Vesting Conditions means one or more conditions which must be satisfied or circumstances which must exist before the Performance Rights vest, as determined by the Board.

1.2	Interpretations

In this Plan unless the context otherwise requires:

(a)	headings are for convenience only and do not affect its interpretation;

(b)	any reference in the Plan to any enactment of the Listing Rules includes a reference to that enactment or those Listing Rules as from time to time amended, consolidated, re-enacted or replaced;

(c)	any words denoting the singular include the plural and words denoting the plural include the singular;

(d)	any words denoting one gender include the other gender;

(e)	where any word or phrase is given a definite meaning in this Plan, any part of speech or other grammatical form of that word or phrase has a corresponding meaning.

2.	ESTABLISHMENT AND PURPOSE OF THE PLAN

2.1	Establishment

Subject to the passing of an ordinary resolution of shareholders of the Company in general meeting approving adoption of the Plan, the Plan shall take effect from the date subsequent to that resolution as resolved by the Board.

2.2	Purpose

The purpose of the Plan is to:

(a)	improve Company performance by ensuring the alignment of management with shareholder interests;

(b)	provide an incentive to senior executives to achieve the long term objectives of the Company; and

(c)	attract and retain high calibre persons of experience and ability to employment with the Company.

3.	GRANT OF PERFORMANCE RIGHTS

3.1	Grant

(a)
The Board may, from time to time, at its absolute discretion and only where an Eligible Executive continues to satisfy any relevant conditions imposed by the Board (which may include without limitation that an Eligible Executive continues to be an employee of a Group Company at the relevant time) grant Performance Rights to Eligible Executives with effect from the date determined by the Board, upon the terms set out in the Plan and upon such additional terms and Vesting Conditions as the Board determines.

(b)	Unless the Board otherwise determines, an Eligible Executive will not be required to make any payment in return for a grant of Performance Rights.

(c)
Unless the Board otherwise determines, a grant of Performance Rights may not be made to an Eligible Executive during the year before the date upon which they are bound to retire under their contract of employment.

3.2	Information to be provided to Eligible Executives

The Board will advise each Eligible Executive of the following minimum information regarding the Achievements Rights:

(a)	the number of Performance Rights being offered (each entitling its holder to one Share upon vesting of that Performance Right);

(b)	any applicable Vesting Conditions;

(c)	the period of periods during which any vested Performance Rights may be exercised;

(d)	the dates and times when the Performance Rights lapse;

(e)	any amount that will be payable upon vesting of a Performance Right; and

(f)	any other relevant conditions to be attached to the Performance Rights or the Shares (including for example, any restrictions on transfer of the Shares).

4.	TRANSFER OF PERFORMANCE RIGHTS

(a)	A Performance Right granted under the Plan is only transferable:

(i)	with the consent of the Board;

(ii)
by force of law upon death to the Participant’s legal personal representative.  For the avoidance of doubt, if a Participant dies after a Performance Right has vested but before a Performance Right has been exercised, the Performance Right will be transferred to the Participant’s personal representative as soon as possible after their death; or

(iii)	upon bankruptcy to the Participant’s trustee in bankruptcy.

(b)	Where the Participant purports to transfer a Performance Right other than in accordance with rule 4(a) the Performance Right immediately lapses.

5.	VESTING AND EXERCISE OF PERFORMANCE RIGHTS

5.1	Vesting pre-conditions

(a)
Subject to rules 7 and 10.3, a Performance Right granted under the Plan will not vest unless the Vesting Conditions (if any) advised to the Participant by the Board pursuant to rule 3.2 have been satisfied and the Board has notified the Participant of the satisfaction of the Vesting Conditions.

(b)	A vested Performance Right may only be exercised by a Participant once the Board has notified the Participant that the Vesting Conditions attached to the Performance Right have been satisfied.

(c)
The exercise of any vested Performance Right granted under the Plan will be effected in the form and manner determined by the Board, and, if an amount is payable on vesting of the Performance Right, will be accompanied by payment of that amount, unless the manner of payment of the amount payable on vesting of the Performance Right is otherwise provided for by the Board.

(d)
The delivery of a Share on the exercise of a Performance Right will constitute satisfaction of the condition precedent to performance of the Company’s obligation to provide a Share to the Participant under that Performance Right pursuant to rule 6.1.

5.2	Lapse of a Performance Right

A Performance Right will lapse upon the earlier to occur of:

(a)	failure to meet the Performance Right’s Vesting Conditions;

(b)	the date specified by the Board in the information provided to the Eligible Executive for the purposes of rule 3.2(d);

(c)	the Performance Right lapsing in accordance with rule 4(b);

(d)	the Performance Right lapsing in accordance with a provision of this rule 5; or

(e)	the 10 year anniversary of the date of grant of the Performance Right.

5.3	Cessation of employment

(a)
If a Participant ceases employment (whether as a director or an employee) of a Group Company for reasons of illness, injury, disability, redundancy or retirement on reaching the retirement age under the terms of their contract of employment, or only because their office or employment is in a company which ceases to be a Group Company, or relates to a business or a part of a business which is transferred to a person who is not a Group Company, then the following provisions shall apply for Performance Rights made available to them:

(i)
if the Vesting Conditions have been satisfied (partially or completely) the Shares in respect of the Performance Rights shall be issued or transferred when employment ceases or as soon as possible thereafter;

(ii)
if the Vesting Conditions have not yet been satisfied (partially or completely), the Participant shall retain their Performance Rights until the time when the Vesting Condition is next due to be assessed, at which time:

(A)	a Performance Right may, if at all, be exercised within 12 months after the Vesting Condition has been assessed; and

(B)	the awarded Shares shall be issued or transferred as soon as practicable;

(iii)
the number of Shares which may be issued or transferred in accordance with clauses 5.3(a)(i) or 5.3(a)(ii) shall be calculated by reference to the extent to which the Vesting Condition has been satisfied and shall be reduced pro rata to the period from the start of the performance period to the date on which employment ceased, in comparison with the period from the start of the performance period to the date on which the Vesting Condition is first satisfied (partially or completely); and

(iv)	thereafter, the Participant has no further rights in respect of the Performance Rights, which lapse;

(b)
If a Participant ceases employment (whether as a director or an employee) of a Group Company for a reason not specified in clause 5.3(a), the Performance Right shall lapse immediately upon the cessation of employment unless the Board otherwise determines, in which case a Performance Right may, if at all, be exercised to the extent permitted by the Board, and such number of Shares may be issued or transferred as may be permitted by the Board in its absolute discretion.

5.4	Fraudulent or dishonest actions

(a)	Where, in the opinion of the Board, a Participant:

(i)	acts fraudulently or dishonestly; or

(ii)	is in breach of his or her obligations to any Group Company,

then the Board may:

(iii)	deem any unvested Performance Rights of the Participant to have lapsed; and/or

(iv)
deem all or any Shares allotted under the Plan and held by the Participant to be forfeited – in which event the Participant is deemed to have agreed to sell his shares to the Company pursuant to an Employee Share Scheme Buy-Back (as defined in the Corporations Act) for no consideration or be deemed to have appointed any officer of the Company as his or her agent to sell the Shares on market; and/or

(v)	where any Shares allotted under the Plan have been sold by the Participant, require the Participant to pay all or part of the net proceeds of that sale to the Company.

(b)
Where, in the opinion of the Board, a Participant’s Performance Rights vest as a result of the fraud, dishonesty, or breach of obligations of another person and, in the opinion of the Board, the Performance Rights would not otherwise have vested, the Board may determine that the Performance Rights have not vested and, subject to applicable laws:

(i)
where Shares have not been issued or transferred upon the exercise of a vested Performance Right, that the Performance Rights have not vested and reset the Vesting Conditions applicable to the Performance Rights; or

(ii)
where Performance Rights have vested and have been exercised by the Participant, that the Shares are forfeited by the Participant (as described in rule 5.4(a)(iv)) and may, at the discretion of the Board, reissue any number of Performance Rights to the Participant, subject to new Vesting Conditions in place of the forfeited Shares; or

(iii)	any other treatment in relation to Performance Rights or Shares to ensure no unfair benefit is obtained by a Participant as a result of such actions of another person.

5.5	Refund of monies paid on lapse of a Performance Right

Where a Performance Right lapses, the Company will repay the Participant the price paid for the grant of the Performance Right, if any, and the Participant will have no further entitlement or claim against the Company in resect of the Performance Right.

6.	ISSUE OF SHARES

6.1	Exercise of Performance Rights

The Company must issue to or procure the transfer to the Participant or his or her personal representative (as the case may be) of the number of Shares in respect of which vested Performance Rights are exercised, as soon as reasonably practicable after a performance right is exercised.

6.2	Share ranking

All shares allotted under the Plan will rank equally in all respects with the Shares of the same class for the time being on issue except as regards any rights attaching to such Shares by reference to a record date prior to the date of their allotment.

6.3	Listing of Shares on ASX

If Shares of the same class as those allotted under the Plan are listed on the ASX the Company will apply to the ASX within a reasonable time after they are allotted for those Shares to be listed.

6.4	Transfer restrictions

(a)
The Board may determine that Shares allotted on the exercise of Performance Rights are to be subject to restrictions on sale, transfer or other dealing by the Participant.  If the Board makes such a determination the details of such restrictions must be provided to the Participant in accordance with rule 3.2(f).

(b)	The Company may implement any procedure it considers appropriate to restrict a Participant from dealing with any shares in accordance with a determination made under rule 6.4(a).

(c)
Subject to the terms of any restrictions imposed on Shares, if during any period while Shares are subject to restrictions a Participant ceases to be employed by a Group Company for any reason (including death), the Shares to which the Participant is entitled will be transferred to the Participant on cessation.

7.	TAKEOVER, SCHEME OR ARRANGEMENT AND WINDING-UP

7.1	Takeovers

(a)
In the event of a Takeover Bid, the Board may, in its absolute discretion, determine that all or a specified number of a Participant’s unvested Performance Rights vest.  Any Performance Right which the Board determines does not vest will automatically lapse, unless the Board determines otherwise.

(b)	If the Board makes a determination under rule 7.1(a) the Board must notify the Participant of the determination in writing.

7.2	Compromise or arrangement

The Board may, in its absolute discretion, determine that all or a specified number of a Participant’s Performance Rights vest where:

(a)
a Court orders a meeting to be held in relation to a proposed compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies;

(b)	any person becomes bound or entitled to acquire shares in the Company under:

(i)	section 414 of the Corporations Act; or

(ii)	Chapter 6A of the Corporations Act;

(c)	the Company passes a resolution for voluntary winding up; or

(d)	an order is made for the compulsory winding up of the Company.

If no determination is made or if the Board determines that some or all of a Participant’s Performance Rights do not vest, those Performance Rights will automatically lapse.

7.3	Acquisitions of shares in Acquiring Company

If a company (Acquiring Company) obtains control of the Company as a result of:

(a)	a Takeover Bid; or

(b)	a proposed scheme of arrangement between the Company and its shareholders,

and both the Company and the Acquiring Company agree, a Participant may, in respect of any vested Performance Rights that are exercised, be provided with shares of the Acquiring Company or its parent in lieu of Shares, on substantially the same terms and subject to substantially the same conditions as the Shares, but with appropriate adjustments to the number and kind of shares subject to the Performance Rights, as well as to any amount payable on vesting of the Performance Rights.

8.	BONUS ISSUES, RIGHTS ISSUES, RECONSTRUCTION

8.1	Adjustment for bonus issues

If Shares are issued pro rata to the Company’s shareholders generally by way of bonus issue (other than an issue in lieu of dividends or by way of dividend reinvestment) involving capitalisation or reserves or distributable profits, the number of Performance Rights to which each Participant is entitled, or any amount payable on vesting of the Performance Rights, or both as appropriate, will be adjusted in the manner determined by the Board to ensure that no advantage accrues to the Participant as a result of the bonus issue.

8.2	Adjustment for reorganisation

In the event of any reorganisation (including consolidation, subdivision, reduction or return) of the issued capital of the Company, the number of Performance Rights to which each Participant is entitled, or any amount payable on vesting of the Performance Rights, or both as appropriate, will be adjusted in the manner determined by the Board to ensure that no advantage or disadvantage accrues to the Participant as a result of such corporate actions.

8.3	No other participation

Subject to rules 8.1 and 8.2, during the currency of any Performance Rights and prior to vesting, Participants are not entitled to participate in any new issue of securities of the Company as a result of their holding Performance Rights.  In addition, Participants are not entitled to vote nor to receive dividends as a result of their holding Performance Rights.

9.	AMENDMENTS

9.1	Power to amend Plan

Subject to rule 9.2 and the Listing Rules, the Board may at any time by resolution amend or add to (“amend”) all or any of the provisions of the Plan, or the terms or conditions of any Performance Right granted under the Plan.

9.2	Restrictions on amendments

Without the consent of the Participant, no amendment may be made to the terms of any granted Performance Right which reduced the rights of the Participant in respect of that Performance Right, other than an amendment introduced primarily:

(a)	for the purpose of complying with or conforming to present or future State or Commonwealth legislation governing or regulating the maintenance or operation of the Plan or like plans;

(b)	to correct any manifest error or mistake; or

(c)
to take into consideration possible adverse tax implications in respect of the Plan arising from, amongst others, adverse rulings from the Commissioner of Taxation, changes to tax legislation (including an official announcement by the Commonwealth of Australia) and/or changes in the interpretation of tax legislation by a court of competent jurisdiction.

9.3	Notice of amendment

As soon as reasonably practicable after making any amendment under rule 9.1, the Board will give notice in writing of that amendment to any Participant affected by the amendment.

10.	MISCELLANEOUS

10.1	Rights and obligations of Participant

The rights and obligations of an Eligible Executive under the terms of their office, employment or contract with a Group Company are not affected by their participating in the Plan.  These rules will not form part of and are not incorporated into any contract of any Eligible Executive (whether or not they are an employee of a Group Company).  No Participant will have any rights to compensation or damages in consequence of the termination of their office, employment or other contract with a Group Company for any reason whatsoever in so far as those rights arise or may arise their ceasing to have rights under the Plan as a result of such termination.

10.2	Power of the Board

(a)	The Plan is administered by the Board which has power to:

(i)	determine appropriate procedures for administration of the Plan consistent with these rules; and

(ii)	delegate to any one or more persons for such period and on such conditions as it may determine the exercise of any of its powers or discretions arising under the Plan.

(b)
Except as otherwise expressly provided in this Plan, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with the Plan or any Performance Rights under the Plan and in the exercise of any power or discretion under the Plan.

10.3	Waiver of terms and conditions

Notwithstanding any other provisions of the Plan, the Board may at any time waive in whole or in part any terms or conditions (including any Vesting Conditions) in relation to any Performance Rights granted to any Participant.

10.4	Dispute or disagreement

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan or to any Performance Rights granted under it, the decision of the Board is final and binding.

10.5	Non-residents of Australia

(a)
The Board may adopt additional rules of the Plan applicable in any jurisdiction outside Australia under which rights offered under the Plan may be subject to additional or modified terms, having regard to any securities, exchange control or taxation laws or regulations or similar factors which may apply to the Participant or to any Group Company in relation to the rights.  Any additional rule must conform to the basic principles of the Plan.

(b)
When a Performance Right is granted under the Plan to a person who is not a resident of Australia the provisions of the Plan apply subject to such alterations or additions as the Board determines having regard to any securities, exchange control or taxation laws or regulation or similar factors which may apply to the Participant or to any Group Company in relation to the Performance Right.

10.6	Communication

(a)
Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post or facsimile, in the case of a company to its registered office, and in the case of an individual to the individual’s last notified address, or, where a Participant is a director or employee of a Group Company, either to the Participant’s last known address or to the address of the place of business at which the Participant performs the whole or substantially the whole of the duties of the Participant’s office of employment.

(b)
Where a notice or other communication is given by post, it is deemed to have been received 48 hours after it was put into the post properly addressed and stamped.  Where a notice or other communication is given by facsimile, it is deemed to have been received on completion of transmission.

10.7	Laws governing Plan

This Plan and any Performance Rights issued under it are governed by the laws of Western Australia and the Commonwealth of Australia.

MISSION NEWENERGY LIMITED
ABN 63 117 065 719

EXECUTIVE PERFORMANCE RIGHTS PLAN